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                                EXHIBIT (5)(d)
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                              FORM OF APPLICATION
                       FOR THE ENDEAVOR VARIABLE ANNUITY
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[LOGO OF PFL APPEARS HERE]

           PFL Life Insurance Company
           4333 EDGEWOOD ROAD N.E.
           CEDAR RAPIDS, IOWA  52499

APPLICATION FOR VARIABLE ANNUITY POLICY

1.   DESIGNATED ANNUITANT
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NAME:
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ADDRESS:
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CITY, STATE:
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ZIP:              TELEPHONE: (    )        -
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DATE OF BIRTH:              AGE:   SEX:  [_] FEMALE  [_] MALE
--------------------------- ------ ----------------------------------------
SS#:                          CITIZENSHIP:  [_] U.S.  [_]  OTHER
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2.   POLICY OWNER (IF OTHER THAN ABOVE)

In the event the owner is a trust, please provide verification of trustees.
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NAME:
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ADDRESS:
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CITY, STATE:
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ZIP:              TELEPHONE:  (    )        -
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DATE OF BIRTH:              AGE:   SEX:  [_]  FEMALE  [_]  MALE
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SS#:                          CITIZENSHIP:  [_] U.S.  [_] OTHER
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3. [_] JOINT POLICY OWNER [_] SUCCESSOR POLICY OWNER
In the event the owner is a trust, please provide verification of trustees.
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NAME:
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ADDRESS:
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CITY, STATE:
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ZIP:              TELEPHONE:  (    )         -
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DATE OF BIRTH:              AGE:   SEX:  [_]  FEMALE  [_]  MALE
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SS#:                          CITIZENSHIP:  [_]  U.S.  [_]  OTHER
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4.   BENEFICIARY DESIGNATION  (Include Relationship to Annuitant)
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PRIMARY:                             /
          -------------------------     ------------------
                                           Relationship

PRIMARY:
          -------------------------  /  ------------------
                                           Relationship

CONTINGENT:
           ------------------------  /  ------------------
                                           Relationship

CONTINGENT:
           ------------------------  /  ------------------
                                           Relationship
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5.   TYPE OF ANNUITY
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[_]  NON-QUALIFIED            [_]  IRA  (Also complete Box 6)

[_]  HR - 10                  [_]  SEP  (Also complete Box 6)

[_]  403 (b)      [_]  OTHER
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6.   IRA/SEP INFORMATION
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$ __________ CONTRIBUTION FOR TAX YEAR _______________

$ __________ TRUSTEE TO TRUSTEE TRANSFER

$ __________ ROLLOVER FROM: (Check one)  [_] 403(b) [_] Pension
[_]  HR-10   [_]  Other:
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7.   WILL THIS ANNUITY REPLACE ANY EXISTING ANNUITY OR LIFE INSURANCE?
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[_]  NO   [_]  YES - Please state Policy No. and Company
Name:
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8.   MINIMUM DEATH BENEFIT OPTION  (Select Only One)
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   This selection cannot be changed after the policy has been issued. If no option has been specified, the policy will be issued with the Return of Premium Death Benefit (Option C below).

[_]  Option A:  5% Annually Compounding Death Benefit:
     (Only available if owner(s) and the annuitant are under age
     75 at time of purchase.)  Annual Mortality and Expense (M&E)
     Risk Fee and Admin. Charge 1.40%

[_] Option B: Double Enhanced Death Benefit: (Only available if owner(s) and the annuitant are under age 81 at time of purchase.) Annual M & E Risk Fee and Admin. Charge 1.40%

[_]  Option C:  Return of Premium Death Benefit:
     Annual M & E Risk Fee and Admin. Charge 1.25%
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9. PURCHASE PAYMENT (Make check payable to PFL Life Insurance Company)
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INITIAL PREMIUM AMOUNT $
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10.  ALLOCATION OF PREMIUM PAYMENTS  (Whole percentages only)
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T. Rowe Price Associates, Inc.

EQUITY INCOME PORTFOLIO                     __________.0%

GROWTH STOCK PORTFOLIO                      __________.0%
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Rowe Price-Fleming International, Inc.

INTERNATIONAL STOCK PORTFOLIO               __________.0%
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TCW Funds Management, Inc.

MANAGED ASSET ALLOCATION PORTFOLIO          __________.0%

MONEY MARKET PORTFOLIO                      __________.0%
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OpCap Advisors

OPPORTUNITY VALUE PORTFOLIO                 __________.0%

VALUE EQUITY PORTFOLIO                      __________.0%
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The Dreyfus Corporation

U.S. GOVERNMENT SECURITIES PORTFOLIO        __________.0%

SMALL CAP VALUE PORTFOLIO                   __________.0%
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Janus

GROWTH PORTFOLIO (WRL SERIES FUND)          __________.0%
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JP Morgan Investment Management, Inc.

ENHANCED INDEX PORTFOLIO                    __________.0%
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PFL Life Insurance Company - Fixed Account Options
Dollar Cost Averaging  (DCA)
Fixed Account:                              __________.0%
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Guaranteed Periods  (with Excess Interest Adjustment):

1 YEAR         __________.0%    3 YEARS      ___________.0%

5 YEARS        __________ .0%   7 YEARS      ___________ .0%
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Additional:
____________________________________________________.0%

____________________________________________________.0%

____________________________________________________.0%

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            INVESTMENT ALLOCATIONS MUST TOTAL 100%
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                   YOUR SIGNATURE IS REQUIRED ON THE BACK PAGE
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                                                    (CONTINUED ON THE BACK PAGE)
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APPLICATION FOR VARIABLE ANNUITY POLICY

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11.  TELEPHONE TRANSFER/REALLOCATION AUTHORIZATION

By checking one of the following boxes, I authorize the company to accept telephone transfers/reallocation instructions from:

ONLY MYSELF  [_]          MYSELF & MY ACCOUNT EXECUTIVE [_]

Acct. Exec. Name:
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To change the allocation of any purchase payments and/or to transfer funds among my investment choices based on my telephone instructions and/or the telephone instructions of my account executive (if indicated above), I agree to the established conditions and requirements stated in the prospectus.

I am aware that telephone instructions will be recorded to protect me and the company and will be put into effect when proper identification is provided.
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12. If the annuitant is not the owner, You, the owner, may elect the following regarding payment of the death benefit. If this election is not made, the owner will become the annuitant and the death benefit will not be payable until the death of the owner.
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[_] At the Annuitant's death, I wish to have the death benefit paid to the named beneficiary. (Policy Owner Initials required for this option)

                                                ------------------------------
                                                    Policy Owner(s) Initials
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To the best of my knowledge and belief, my answers to the questions on this application are correct and true, and I agree that this application shall be a part of any annuity policy issued to me. I also understand that the Company reserves the right to reject any application or purchase payment. If this application is declined, there shall be not liability on the part of the Company and any purchase payments submitted shall be returned.

     I UNDERSTAND THAT ANNUITY PAYMENTS AND TERMINATION VALUES, WHEN BASED ON INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT OF THE COMPANY, ARE VARIABLE AND ARE NOT GUARANTEED AS TO A FIXED DOLLAR AMOUNT.

     Receipt of a current prospectus of the PFL Endeavor Variable Annuity Account, Endeavor Series Trust, and WRL Series Fund, Inc. is hereby acknowledged.

     [_] Please check if you wish to receive the Statement of Additional Information.

     I HAVE REVIEWED MY EXISTING ANNUITY COVERAGE AND FIND THIS POLICY IS SUITABLE FOR MY NEEDS.

When funds are allocated to the Guaranteed Periods of the Fixed Account, cash values under the policy may increase or decrease in accordance with the Excess Interest Adjustment prior to the end of any Guaranteed Period.

ADDITIONAL FORMS ARE REQUIRED FOR SYSTEMATIC PAYOUT OPTION.

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13. BE SURE TO COMPLETE THIS SECTION

Signed at ________________________________________  this ________ day of _______
                                      (City, State)
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

----------------------------         -----------------------------         -----------------------------
     Annuitant Signature               Owner Signature (if different        Joint Owner (successor owner
                                              from Annuitant)                        signature)

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14a. SELLING AGENT USE ONLY - NOT TO BE FILLED IN BY APPLICANT
I HAVE REVIEWED THE APPLICANT'S EXISTING ANNUITY COVERAGE AND FIND THIS POLICY IS SUITABLE FOR HIS/HER NEEDS.

                                (    )
--------------------------       ---- ------------   -------------------------------      ---------------
Agent Name (Please Print)       Agent Telephone      Licensed Agent Signature  [_]        Date
                                                     [_] No Trail    [_] Trail

---------------------------------------------------------------          -------------------------------
Agent Address                                                            Broker/Dealer Client Account No.

_________________________________________        ___________________     _______________________________
Agent Firm                                       PFL Life Agent No.      (If Applicable)   Florida Agent
                                                                         License I.D. No.

14b. Do you have reason to believe the policy applied for is to replace any existing annuity or insurance owned by applicant?
[_]  No      [_]  Yes, Company Name
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Please make check payable to PFL LIFE INSURANCE COMPANY (Use following address for mail, Fed. Express, etc.)
Send check with application to PFL Life Insurance Company, Attn: Annuity Department, 4333 Edgewood Road N.E., Cedar Rapids, Iowa 52499-0001

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